Commonwealth Biotechnologies, Inc. Announces Filing for Reorganization Under Chapter 11 Bankruptcy.

RICHMOND, VA (January 20, 2011), Commonwealth Biotechnologies, Inc. ("CBI") (CBTE.PK) announced today that it has filed for reorganization under Chapter 11 bankruptcy in order to complete its planned divestment of assets and subsequent identification of a merger partner in an orderly and efficient way. The process could take up to 12-18 months to complete.

Dr. Richard J. Freer, CEO of CBI said, "This step is the result of the confluence of timing pressures and the actions of secured creditors seeking to collect on debt owed. While bankruptcy sometimes carries a negative connotation, the company believes this is the best way for the company to satisfy all debt, not just secured debt. Our ultimate goal remains unchanged from previous communications to the market, that is, to emerge from this filing debt free with the ability to return shareholder value as well."

About CBI

CBI offers cutting-edge peptide research and development products and services to the global life sciences industry. CBI now operates through its Australian subsidiary, Mimotopes, Pty Ltd.

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in CBI's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Specifically, CBI cannot guaranty that:

  The company will be able to satisfy all its debt ; or

  The company will be able to successfully emerge from the Chapter 11 filing.

Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Further, all forward-looking statements included in this press release are based upon information available to CBI as of the date hereof. CBI assumes no obligation to update any such forward-looking statements.

Contact

Commonwealth Biotechnologies, Inc.

Richard J. Freer, Ph.D., CEO, 804 464 1601